Exhibit (a)(3)


                            ROYCE VALUE TRUST, INC.

                             ARTICLES OF AMENDMENT

           ROYCE VALUE TRUST, INC., a Maryland corporation having its principal office in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certificates to the State Department of Assessments and Taxation of Maryland, that:

           FIRST: The Corporation's original Articles of Incorporation were filed on July 1, 1986 and an amendment thereto was filed on June 3, 1988.

           SECOND: The Articles of Incorporation of the corporation are hereby amended by adding a new paragraph (4) of Articles VI thereof, limiting certain liabilities of directors and officers of the Corporation, which paragraph (4) shall read in the entirety as follows:

           "(4) To the fullest extent extent that limitations on the liability of directors and officers and permitted by the Maryland General Corporation Law (as from time to time amended), no director or officer of the Corporation shall have any liability to the Corporation shall have any liability to the Corporation or its stockholders for money damages. This limitation on liability applies to events occurring at the time a person serves as a director or officer of the Corporation, whether or not such person is a director or officer at the time of any proceeding in which liability is asserted. No future amendment to the Articles of Incorporation of the Corporation shall affect any right of any person under this paragraph (4) based on any event, omission or proceeding prior to such amendment."

           THIRD: The Board of Directors of the Corporation on March 14, 1989, duly adopted a resolution in which was set forth the foregoing amendment to the Articles of Incorporation, declaring that such amendment of the Articles of Incorporation as proposed was


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advisable and directing that it be submitted for action thereon to the stockholders of the Corporation at the Annual Meeting of Stockholders to be held on April 28, 1989.

           FOURTH: Notice setting forth such amendment of the Articles of Incorporation and stating that a purpose of the meeting of the stockholders would be to take action thereon, was given, as required by law, to all stockholders entitled to vote thereon. The amendment of the Articles of Incorporation of the Corporation as hereinabove set forth was approved by the stockholders of the Corporation at such meeting by the stockholders of the affirmative vote of at least a majority of all the votes entitled to be cast thereon, as permitted by the Articles of Incorporation of the Corporation.

           FIFTH: The amendment of the Articles of Incorporation of the Corporation as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation


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           IN WITNESS WHEREOF, ROYCE VALUE TRUST, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on April 28, 1989.

                                  ROYCE VALUE TRUST, INC.


                                  By  /s/ Charles M. Royce
                                    ----------------------------
                                    Charles M. Royce, President


Witness:

/s/ Leonard F. Wallace
-------------------------------
Leonard F. Wallace, Secretary

           THE UNDERSIGNED, President of Royce Value Trust, Inc., who executed on behalf of such corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of such corporation, the foregoing Articles of Amendment to be the corporate act of such corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                  /s/ Charles M. Royce
                                  ----------------------------
                                  Charles M. Royce, President